SCHEDULE A

DATED AS OF AUGUST 31, 2011

TRANSAMERICA FUNDS

OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds of the Company:

FUND NAME	CLASS A, B, C, I, I2, R and T	CLASS P		MAXIMUM OPERATING EXPENSE LIMIT EFFECTIVE THROUGH
Transamerica AEGON Flexible Income	1.00%†	N/A		March 1, 2012
Transamerica AEGON High Yield Bond	0.95%	0.90	%*	March 1, 2012
Transamerica AEGON Money Market	0.48%	0.48%		March 1, 2012
Transamerica AEGON Short-Term Bond	0.85%†	N/A		March 1, 2012
Transamerica AQR Managed Futures Strategy	1.45%	N/A		March 1, 2012
Transamerica Asset Allocation – Conservative Portfolio	0.45%	N/A		March 1, 2012
Transamerica Asset Allocation – Growth Portfolio	0.45%	N/A		March 1, 2012
Transamerica Asset Allocation – Moderate Growth Portfolio	0.45%	N/A		March 1, 2012
Transamerica Asset Allocation – Moderate Portfolio	0.45%	N/A		March 1, 2012
Transamerica BlackRock Global Allocation	1.00%	N/A		March 1, 2012
Transamerica BlackRock Large Cap Value	1.00%	N/A		March 1, 2012
Transamerica Clarion Global Real Estate Securities	N/A	N/A		March 1, 2012
Transamerica First Quadrant Global Macro	1.65%	N/A		March 1, 2012
Transamerica Goldman Sachs Commodity Strategy	1.00%	N/A		March 1, 2012
Transamerica Hansberger International Value	1.13%	N/A		March 1, 2012
Transamerica ICAP Select Equity	0.90%	N/A		August 31, 2012
Transamerica Jennison Growth	N/A	N/A		March 1, 2012
Transamerica JPMorgan Core Bond	0.70%	N/A		March 1, 2012
Transamerica JPMorgan International Bond	0.75%	N/A		March 1, 2012
Transamerica JPMorgan Long/Short Strategy	1.65%**	N/A		March 1, 2012
Transamerica JPMorgan Mid Cap Value	1.05%	N/A		March 1, 2012
Transamerica Logan Circle Emerging Markets Debt	1.00%	N/A		August 31, 2012
Transamerica Loomis Sayles Bond	0.88%	N/A		March 1, 2012
Transamerica MFS International Equity	N/A	N/A		March 1, 2012
Transamerica Morgan Stanley Capital Growth	1.20%	1.40	%*	March 1, 2012
Transamerica Morgan Stanley Emerging Markets Debt	1.15%	N/A		March 1, 2012
Transamerica Morgan Stanley Growth Opportunities	1.40%	1.40	%*	March 1, 2012
Transamerica Morgan Stanley Mid-Cap Growth	1.00%	N/A		March 1, 2012
Transamerica Morgan Stanley Small Company Growth	1.15%	N/A		March 1, 2012
Transamerica Multi-Managed Balanced	1.45%	1.10	%*	March 1, 2012
Transamerica Multi-Manager Alternative Strategies Portfolio	0.55%	N/A		March 1, 2012
Transamerica Multi-Manager International Portfolio	0.45%	N/A		March 1, 2012
Transamerica Neuberger Berman International	1.25%	N/A		March 1, 2012
Transamerica Oppenheimer Developing Markets	1.45%	N/A		March 1, 2012
Transamerica Oppenheimer Small- & Mid-Cap Value	1.15%	N/A		March 1, 2012

Transamerica PIMCO Real Return TIPS	N/A	N/A		March 1, 2012
Transamerica PIMCO Total Return	N/A	N/A		March 1, 2012
Transamerica Schroders International Small Cap	1.27%	N/A		March 1, 2012
Transamerica Systematic Small/Mid Cap Value	1.25%	N/A		March 1, 2012
Transamerica Third Avenue Value	1.00%	N/A		March 1, 2012
Transamerica Thornburg International Value	1.35%	N/A		March 1, 2012
Transamerica TS&W International Equity	1.15%	N/A		March 1, 2013
Transamerica UBS Large Cap Value	1.02%	N/A		March 1, 2012
Transamerica Water Island Arbitrage Strategy	1.25%	N/A		May 1, 2012
Transamerica WMC Diversified Equity	1.17%	1.15	%*	March 1, 2012
Transamerica WMC Diversified Growth	1.17%	1.15	%*	March 1, 2012
Transamerica WMC Emerging Markets	1.40%	N/A		March 1, 2012
Transamerica WMC Quality Value	1.00%	N/A		March 1, 2012

*	The expense caps for Class P shares are inclusive of 12b-1 fees.
**	Exclusive of dividend and income expense on short sales.
†

The Investment Manager has agreed to further reduce Fund Operating Expenses by waiving 0.10% of the 0.35% 12b-1 fee for one year through March 1, 2012, as applicable to Class A shares of Transamerica AEGON Short-Term Bond and Class A shares of Transamerica AEGON Flexible Income.

SCHEDULE B

DATED AS OF AUGUST 31, 2011

TRANSAMERICA FUNDS

FUNDS SUBJECT TO EXPENSE REIMBURSEMENT

FUND NAME
Transamerica AEGON Flexible Income
Transamerica AEGON High Yield Bond*
Transamerica AEGON Money Market
Transamerica AEGON Short-Term Bond
Transamerica AQR Managed Futures Strategy
Transamerica Asset Allocation – Conservative Portfolio
Transamerica Asset Allocation – Growth Portfolio
Transamerica Asset Allocation – Moderate Growth Portfolio
Transamerica Asset Allocation – Moderate Portfolio
Transamerica BlackRock Global Allocation*
Transamerica BlackRock Large Cap Value
Transamerica Clarion Global Real Estate Securities
Transamerica First Quadrant Global Macro
Transamerica Goldman Sachs Commodity Strategy
Transamerica Hansberger International Value*
Transamerica ICAP Select Equity
Transamerica Jennison Growth
Transamerica JPMorgan Core Bond
Transamerica JPMorgan International Bond*
Transamerica JPMorgan Long/Short Strategy
Transamerica JPMorgan Mid Cap Value
Transamerica Logan Circle Emerging Markets Debt
Transamerica Loomis Sayles Bond
Transamerica MFS International Equity
Transamerica Morgan Stanley Capital Growth*
Transamerica Morgan Stanley Emerging Markets Debt
Transamerica Morgan Stanley Growth Opportunities*
Transamerica Morgan Stanley Mid-Cap Growth*
Transamerica Morgan Stanley Small Company Growth
Transamerica Multi-Managed Balanced
Transamerica Multi-Manager Alternative Strategies Portfolio
Transamerica Multi-Manager International Portfolio*
Transamerica Neuberger Berman International*
Transamerica Oppenheimer Developing Markets*
Transamerica Oppenheimer Small- & Mid-Cap Value
Transamerica PIMCO Real Return TIPS
Transamerica PIMCO Total Return
Transamerica Schroders International Small Cap
Transamerica Systematic Small/Mid Cap Value
Transamerica Third Avenue Value
Transamerica Thornburg International Value
Transamerica TS&W International Equity

Transamerica UBS Large Cap Value
Transamerica Water Island Arbitrage Strategy
Transamerica WMC Diversified Equity
Transamerica WMC Diversified Growth*
Transamerica WMC Emerging Markets
Transamerica WMC Quality Value

*	The Fund may not recapture any fees waived and/or reimbursed prior to March 1, 2008.